Exhibit10.19

Execution Version

Pro-Dex, Inc.

2361 McGaw Avenue

Irvine, CA 92614

November 3, 2023

Monogram Orthopaedics Inc.
3913 Todd Lane, Suite 307
Austin, TX 78744

Ladies and Gentlemen:

Reference is hereby made to that certain Warrant to Purchase Stock, dated December 20, 2018 (the “Warrant”), made by Monogram Orthopaedics Inc., a Delaware corporation (“Monogram”), in favor of Pro-Dex, Inc., a Colorado corporation (“Pro-Dex”), and that certain letter agreement, dated effective as of October 2, 2023, between Monogram and Pro-Dex concerning Pro-Dex’s exercise of the Warrant (the “Original Letter Agreement”). Capitalized terms that are used but not defined in this letter agreement shall have the meaning ascribed to them in the Warrant.

Monogram and Pro-Dex hereby acknowledge that the Original Letter Agreement inadvertently omitted definition of the term “Excluded Securities” as such term is used in the Original Letter Agreement and hereby desire amend the Original Letter Agreement to define “Excluded Securities” as follows:

“Excluded Securities” means securities of Monogram issued to Monogram employees, directors or consultants pursuant to an Approved Incentive Plan.

Except as expressly amended by this letter agreement, the Warrant and Original Letter Agreement in full force and effect in accordance with the provisions thereof.  This letter agreement is governed by and shall be construed and enforced in accordance with the laws of the State of California without regard to principles of conflicts of law. The exclusive jurisdiction and venue for all actions, suits or proceedings arising out of or based upon this letter agreement or the subject matter hereof shall be the state courts (or if the state courts do not have appropriate jurisdiction, then the federal courts) within the County of Orange, California. In the event that any claim, suit, action, or proceeding is instituted or commenced by either party against the other party arising out of or related to this letter agreement, the prevailing party will be entitled to recover its reasonable attorneys’ fees and arbitration or court costs from the non-prevailing party.

This letter agreement may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original. This letter agreement may be delivered by facsimile transmission or in .pdf or similar electronic format, and facsimile, .pdf, or other electronic copies of executed signature pages shall be binding as originals.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this letter agreement effective as of the day and year first written above.

Pro-Dex, Inc.

By:	/s/ Rick Van Kirk
Name:	Rick Van Kirk
Title:	Chief Executive Officer

Monogram Orthopaedics Inc.

By:	/s/ Benjamin Sexson
Name:	Benjamin Sexson
Title:	Chief Executive Officer